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                                                                    EXHIBIT 21.1

                           Subsidiaries of the Company

Subsidiary Name                                      State of Organization
---------------                                      ---------------------
Arbor Associates, Inc.                                     Minnesota
Managed Care Buyer's Group, Inc.                           Minnesota